UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2012

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts		02199-8157
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 895-4283

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 2, 2012 (the “Effective Date”), The First Marblehead Corporation (“FMC”) and its wholly-owned subsidiary First Marblehead Education Resources, Inc. (“FMER”) entered into a loan program agreement (the “Agreement”) with SunTrust Bank (“SunTrust Bank”). The Agreement relates to a private student loan consolidation program (the “Program”) to be funded by SunTrust Bank. The loan program agreement executed on April 20, 2010 between FMC, FMER, and SunTrust, as amended, remains in effect.

Services and Fees. FMC and FMER will perform loan processing services, program support and portfolio management services, program administration services and production support services pursuant to the Agreement. FMC will also manage the servicing of Program loans by the Pennsylvania Higher Education Assistance Agency (“PHEAA”). FMC and FMER will generally provide services on a fee-for-service basis, although FMC will also be entitled to a portion of the yield generated by the portfolio of Program loans (the “Portfolio Yield”) in connection with certain administration services and for providing the credit enhancement described below.

Credit Enhancement. The Program loans will not be guaranteed by a third party guarantor. Instead, FMC will provide credit enhancement in connection with the Program by funding an account (the “Participation Account”), up to a specified dollar limit (the “Participation Cap”), to serve as a first-loss reserve for defaulted Program loans (the “First Loss Reserve”). The amount of the First Loss Reserve will equal the lesser of the Participation Cap or the total principal and accrued interest on Program loans multiplied by the expected default projections derived on the last day of the Initial Term (as defined below) (such amount, the “First Loss Maximum”). FMC will provide an initial deposit into the Participation Account prior to the commencement of its loan processing services, and supplementary deposits into such account on a quarterly basis during the term of the Agreement based on disbursed Program loan volume and adjustments to default projections for Program loans, subject to the Participation Cap.

SunTrust Bank will withdraw on a monthly basis from the Participation Account, to the extent of available funds, the outstanding principal and accrued interest balance (the “Outstanding Balance”) of each Charged Off Loan (as defined below). SunTrust Bank will then assign the Charged Off Loan to FMC (or its affiliate designee) for collection activity. After the payment to SunTrust Bank with respect to any Charged Off Loan, and after SunTrust Bank’s assignment of such loan to FMC (or its affiliate designee), recoveries on all assigned Charged Off Loans will be retained by FMC. For purposes of determining which defaulted Program loans will be included in the First Loss Reserve, the term “Charged Off Loan” shall mean any Program loan that becomes more than 180 days past due, provided, that, once the First Loss Maximum has been reached, no additional Program loans (whether 180 days past due or otherwise) will be subject to the First Loss Reserve.

FMC will be entitled to withdraw amounts from the Participation Account on a monthly basis beginning 48 months after the Effective Date, to the extent that funds in the Participation Account as of the end of any month, as a percentage of loan volume outstanding to SunTrust Bank as of the end of such month, exceed the projected default rate multiplied by the total principal amount of Program loans.

In the event that the Outstanding Balance on defaulted Program loans exceeds the First Loss Maximum, SunTrust Bank will be responsible for the Outstanding Balance on such loans from the extent to which the Outstanding Balance exceeds the First Loss Maximum up to two times the First Loss Maximum (the “Second Loss Maximum”). All such loans will be owned by SunTrust Bank and SunTrust Bank will retain any recoveries received on such loans.

In the event that the Outstanding Balance on defaulted Program loans exceeds the Second Loss Maximum, FMC and SunTrust Bank will each be responsible for the Outstanding Balance on a specified percentage of defaulted Program loans. The party responsible for the Outstanding Balance of each loan will own such loan and will retain any recoveries received on such loans.

Exclusivity. For the first 14 months following the date that the first Program loan application is received, neither FMC nor its affiliates will offer or fund any private consolidation loan, other than Program loans, with a lower interest rate than the Program’s lowest interest rate, and will not market, offer, or fund any private consolidation loan in the nine states where SunTrust Bank markets the Program. Subject to meeting certain volume requirements, or if FMC fails to meet certain marketing obligations, these restrictions may be extended through the end of the Initial Term.

Term and Termination. The services to be provided by FMC and FMER will begin on the Effective Date and continue through the earlier of two years from the Effective Date or the date on which the Participation Cap is reached (the “Initial Term”), unless earlier terminated for cause. Notwithstanding any expiration or termination of the Agreement, the program administration services and the program support services will generally be provided for the life of the Program loan portfolio.

Right of First Refusal. If SunTrust Bank seeks or offers to sell, transfer, or assign Program loans to any third person, SunTrust Bank will notify FMC of any such proposed sale, transfer, or assignment, and invite FMC to participate as a potential purchaser in any related bid process. If SunTrust Bank receives any bona fide third-party written offer to purchase such loans outside of a bid process initiated by SunTrust Bank (“Third-Party Offer”), SunTrust Bank will, prior to accepting any Third-Party Offer, provide a copy of such Third Party Offer to FMC, and FMC will have the right to purchase such loans on the terms of the Third-Party Offer.

The foregoing summary of the terms of the Agreement is subject to, and qualified in its entirety by, the Agreement, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events

On August 2, 2012, FMC issued a press release announcing its entry into the Agreement. The full text of the press release issued in connection with this announcement is furnished with this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1††	Loan Program Agreement dated as of August 2, 2012 by and among FMC, FMER and SunTrust Bank

99.2	Press release issued by FMC on August 2, 2012 entitled, “First Marblehead Announces Launch of Private Student Loan Consolidation Product in Partnership with SunTrust Bank”

††	Confidential treatment has been requested for certain provisions of this Exhibit pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: August 2, 2012	By:	/s/ Kenneth Klipper
Kenneth Klipper Managing Director and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1††	Loan Program Agreement dated as of August 2, 2012 by and among FMC, FMER and SunTrust Bank

99.2	Press release issued by FMC on August 2, 2012 entitled, “First Marblehead Announces Launch of Private Student Loan Consolidation Product in Partnership with SunTrust Bank”

††	Confidential treatment has been requested for certain provisions of this Exhibit pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.